Exhibit 99.1
Press Release Dated May 9, 2013

Two Rivers to Acquire Majority Interest in Excelsior Ditch

Diversion Point for Arkansas Storage Facility

DENVER – May 9, 2013 -- Two Rivers Water & Farming Company (OTCQB: TURV) (www.2riverswater.com)  announced today it has signed an agreement to acquire 1,792 shares, or a 53.77% interest, in the Excelsior Irrigating Company from the Arkansas Groundwater Users Association (“AGUA”).  Under the terms of the agreement AGUA will receive, as payment for the Excelsior shares, cash, reservoir storage, use of the existing water yielded from the shares and other rights that facilitate AGUA’s ability to continue to build a strong augmentation for well users in the Arkansas River basin.

Two Rivers is developing the Arkansas Storage Facility as the principal storage point of a rotational farm-fallowing program whereby farmers and municipalities collaboratively exchange water without permanently drying up highly valuable irrigated farmland on the Arkansas River.  The Excelsior is located just east of the confluence of the Arkansas River and Fountain Creek in Pueblo County, Colorado and is a perfect location to capture fully consumable return flows and put the water back into agricultural use.  The Excelsior Ditch can divert water into the reservoirs and return substantially all the water back to the Arkansas River via gravity rather than pumping, an attribute that will significantly reduce operational costs.

“As well owners on the Arkansas, it is important for Two Rivers to work conjunctively with and support AGUA in making sure its augmentation program is sustainable.  Acquiring the Excelsior shares enables Two Rivers to provide much needed capital improvements and implement its storage program.   The storage facilities will benefit all water users on the Arkansas River and further the plans of AGUA and other shareholders of the Excelsior Ditch.” Said John McKowen, CEO of Two Rivers.

Scott Lorenz, General Manager of AGUA stated, “AGUA is always looking at ways to improve our organization.  This agreement allows us to improve service to our members today and positions us to be able to provide stable augmentation supplies for years to come.”

About Two Rivers:

Two Rivers has developed and operates a revolutionary new water business model suitable for arid regions in the Southwestern United States whereby the Company synergistically integrates irrigated farming and wholesale water distribution into one company, utilizing a practice of rotational farm fallowing.  Rotational farm fallowing, as it applies to water, is a best methods farm practice whereby portions of farm acreage are temporarily fallowed in cyclic rotation to give soil an opportunity to reconstitute itself.  The Company produces and markets high value vegetable and fodder crops on its irrigated farmland and provides wholesale water distribution through farm fallowing agreements in its initial area of focus on the Arkansas River and its tributaries on the Southern Front Range of Colorado.

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing and acquiring land and water resources. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in the press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

Contact:
Two Rivers Water & Farming Company
John McKowen, CEO
(303) 222-1000
jmckowen@2riverswater.com